THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES AND BLUE SKY LAWS RELATING TO THE DISPOSITION OF SECURITIES, PROVIDED THAT AN OPINION OF COUNSEL TO SUCH EFFECT IS PROVIDED TO THE COMPANY IN CONNECTION THEREWITH.

                        5G WIRELESS COMMUNICATIONS, INC.
                    CONVERTIBLE SUBORDINATED PROMISSORY NOTE

PN04-__                                                           March __, 2004
$__________                                           Marina Del Rey, California

      1. Principal and Interest.

            1.1 5G Wireless Communications, Inc., a Nevada corporation (the "COMPANY"), for value received, hereby promises to pay to the order of ________ (the "HOLDER") the amount of ______________ Dollars ($__________).

            1.2 The Note shall bear interest of nine percent (9%) per annum, simple interest. Interest on the Note shall be computed on the basis of a three hundred sixty-five (365) day year and actual days elapsed.

            1.3 Upon conversion of the principal and accrued interest hereunder into capital stock sold in an Equity Financing (referred to herein for convenience as the "CAPITAL STOCK") or common stock of the Company (the "COMMON STOCK") upon termination hereof or otherwise pursuant to Section 5 hereof, this Note shall be terminated in its entirety and surrendered to the Company for cancellation.

            1.4 The term of this Note is two years from the date of issuance (the "TERM").

      2. Events of Default. If any of the events specified in this Section 2 shall occur (herein individually referred to as an "EVENT OF DEFAULT"), the Holder of the Note may, so long as such condition exists, declare the entire principal and accrued interest hereon immediately due and payable, by notice in writing to the Company:

            2.1 The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal bankruptcy laws, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action;

            2.2 If, within sixty (60) days after the commencement of an action against the Company seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated;

            2.3 Any declared default of the Company under any Senior Indebtedness (as defined below) that gives the holder thereof the right to accelerate such Senior Indebtedness, and such Senior Indebtedness is in fact accelerated by the holder;

            2.4 Failure by the Company to observe or perform any obligations of the Company to the Holder of the Note on or with respect to the transaction evidenced by the Note; or

            2.5 The institution of any proceeding for the dissolution or termination of the Company voluntarily, involuntarily, or by operation of law.

      3. Subordination. The indebtedness evidenced by the Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company's Senior Indebtedness, if any, as hereinafter defined.

            3.1 Senior Indebtedness. As used in the Note, the term "SENIOR INDEBTEDNESS" shall mean the principal of and unpaid accrued interest on: (i) all indebtedness of the Company to banks, commercial finance lenders, insurance companies or other financial institutions regularly engaged in the business of lending money, which is for money borrowed by the Company (whether or not secured), (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for or to refinance such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor; and (iii) any senior indebtedness approved by the board of directors of the Company in the future and designated as such.

            3.2 Undertaking. By its acceptance of the Note, the Holder agrees to execute and deliver such documents, in such form and having such terms as are reasonably acceptable to the Holder, as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 3.

      4. Redemption. The Company may redeem this Note in whole or in part at any time during the first 365 days from the Initial Closing as follows: (a) from and through days 1 through 182 from the Initial Closing, the Company may redeem the Notes by paying 130% of principal plus accrued interest through that date, and
(b) from days 183 through 365 from the Initial Closing, the Company may redeem the Notes by paying 140% of principal plus accrued interest through that date. Any redemption, in whole or in part, conducted by the Company shall be pro-rata amongst all Holders of Notes.

      5. Conversion

            5.1 Automatic Conversion. In the event of a Change of Control (hereinafter defined) or in the event of the Note reaching its Term prior to a conversion under section 5.2 below or redemption under section 4 above, then the outstanding principal and accrued interest hereunder shall be automatically converted into that number of fully paid and non-assessable whole shares of Common Stock, determined in accordance with Section 5.3 hereof at the Common Stock Conversion Price (hereinafter defined) immediately prior to the Term or the consummation of the Change of Control, as applicable. Upon such conversion, the Note shall be canceled.

            5.2 Conversion.

                  (a) In the event the Company conducts a sale of Capital Stock with aggregate gross proceeds received, by the Company of at least Three Million Dollars ($3,000,000) (the "NEW FINANCING") prior to the Term of this Note and prior to any other conversion hereof by Holder or redemption by the Company, then all of the outstanding principal and accrued interest hereunder automatically shall be converted into that number of fully paid and non-assessable whole shares of capital Stock of the Company determined in accordance with Section 5.3 hereof at the applicable Conversion Price concurrently with the initial closing of the New Financing. Upon any such conversion, this Note shall be canceled.

                  (b) Following the date hereof, at the election of the Holder, all or a portion of the outstanding principal and accrued interest hereunder may be converted into that number of fully paid and non-assessable whole shares of Common Stock determined in accordance with Section 5.3 hereof at the applicable Conversion Price. Upon any such conversion, the Note shall be canceled and reissued in part if applicable.

            5.3 Shares Issuable. The number of whole shares of Capital Stock or Common Stock into which the Note shall be converted pursuant to Sections 5.1 and
5.2 hereof shall be determined by dividing (a) the aggregate principal amount of the Note, together with all accrued interest to the date of conversion, by (b) the purchase price of (i) for the capital stock sold in a New Financing if so selected by Holder, the lowest price per share paid by any investors in the New Financing, or (ii) for any conversion into Common Stock, the lesser of: (y) 125% of the closing bid for the Company Common Stock as listed on the OTC Bulletin Board on the initial Closing date, or (z) 100% of the lowest closing bid price of the Common Stock as listed on the OTC Bulletin Board over the sixty (60) trading days immediately prior to any such conversion (respectively, as applicable for Company Common Stock or Capital Stock, the "CONVERSION PRICE").

            5.4 Conversion Procedures. Holder may convert the Note below, in the following manners:

                  (a) Automatic Conversion Procedure for Term or Change of Control. Within ten (10) business days prior to the date the Term is reached or the Change of Control is scheduled to close, the Company shall send written notice to the Holder of the Note, at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Company is located, notifying Holder that a Change of Control will be occurring or that the Term is approaching, notifying the Holder of the conversion effected, specifying the anticipated Conversion Price, the principal amount of the Note and accrued interest that would be converted, the date on which such conversion is anticipated to occur, and calling upon such Holder to surrender the Note to the Company in the manner and at the place designated.

                  (b) Automatic Conversion Procedure For New Financing. Within five (5) business days prior to the consummation of the New Financing, the Company shall send written notice to the Holder of this Note, at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Company is located, notifying the Holder of the impending New Financing. Such notice shall notify holder that a New Financing will be occurring, notify the Holder of the form of Capital Stock into which the Note may be converted, specifying the Conversion Price for such Capital Stock or Common Stock as selected by Holder, the principal amount of the Note and accrued interest to be converted, the date on which such conversion is anticipated to occur, and calling upon such Holder to surrender the Note to the Company in the manner and at the place designated and to make the election as to whether to convert the Note into Capital Stock issued in such New Financing or into Common Stock.

            5.5 Delivery of Stock Certificates. Upon the conversion of the Note, the Company at its expense will issue and deliver to the Holder of the Note a certificate or certificates for the number of whole shares of Capital Stock or Common Stock, as applicable, issuable upon such conversion.

            5.6 Legends. Unless subject to an effective registration statement filed with the United States Securities and Exchange Commission, the stock certificate or certificates issued or issuable upon conversion of the Note shall be subject to a stop transfer order and the certificate or certificates evidencing such securities shall bear the following legend:

            (a)   The following legend under the Act:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL OR UPON EVIDENCE REASONABLY SATISFACTORY TO 5G WIRELESS COMMUNICATIONS INC. THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR ANOTHER APPLICABLE EXEMPTION."

                  (b) Such other legends as may be required under state or federal securities laws as determined in the opinion of Company counsel.

            5.7 No Fractional Shares. No fractional shares of Capital Stock or Common Stock shall be issued upon conversion of the Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of the Note, the Company shall pay to the Holder in cash the amount of outstanding principal hereunder that is not so converted.

      6. Reservation of Stock Issuable Upon Conversion. In the event of a New Financing as to Capital Stock and at all other times as to its Common Stock, the Company shall at all times keep available from its authorized and unissued shares of Capital Stock and Common Stock (issuable upon conversion thereof), solely for the purpose of effecting the conversion of the Note, such number of its shares of Capital Stock and Common Stock, as applicable (and shares of Common Stock issuable upon conversion thereof), as shall from time to time be sufficient to effect the conversion of the Note; and if at any time following any such New Financing the number of authorized but unissued shares of Capital Stock or Common Stock, as applicable (and shares of Common Stock issuable upon conversion thereof), shall not be sufficient to effect the conversion of the entire outstanding principal amount of and accrued interest on this Note, in addition to such other remedies as shall be available to the Holder of this Note, the Company will promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Capital Stock or Common Stock, as applicable (and shares of Common Stock issuable upon conversion thereof), to such number of shares as shall be sufficient for such purposes.

      7. Assignment. Subject to the restrictions on transfer described in
Section 9 below, the rights and obligations of the Company and the Holder of the Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. Effective upon any such assignment, the person or entity to which such rights, interests, and obligations were assigned shall have and exercise all of the Holder's rights, interests and obligations hereunder as if such person or entity were the original Holder of the Note.

      8. Waiver and Amendment. Any provision of the Note may be amended, waived, or modified upon the written consent of the Company and Holder: provided however, that any term of all Notes may be amended, waived or modified simultaneously by written consent of the Company and sixty percent (60%) of the economic interest of all Holders of the Notes issued as part of this transaction. Therefore, this Note may be amended even if the Holder of this Note does not consent to such amendment.

      9. Transfer of the Note or Securities Issuable Upon Conversion Hereof. With respect to any offer, sale or other disposition of the Note or securities into which such Note may be converted, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel in a form reasonably satisfactory to the Company's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of the Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 9 that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended (the "ACT"), unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

      10. No Shareholder Rights. Nothing contained in the Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company; and no dividends or interest shall be payable or accrued in respect of the Note or the interest represented hereby or the Capital Stock or Common Stock, as applicable (or Common Stock issuable upon conversion thereof), obtainable hereunder until, and only to the extent that, the Note shall have been converted into equity of the Company.

      11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law relating to conflict of laws.

      12. Charges, Taxes and Expenses. Issuance of a certificate for shares of Common Stock or Company Capital Stock upon the conversion of the Note shall be made without charge to the Holder for any issue or other incidental expense in respect of the issuance of such certificate, all of which expenses shall be paid by the Company, and such certificate shall be issued in the name of the Holder.

      13. Loss, Theft or Destruction of Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of the Note and of indemnity or security reasonably satisfactory to it, the Company will make and deliver a new Note which shall carry the same rights to interest (unpaid and to accrue) carried by the Note, stating that such Note is issued in replacement of the Note, making reference to the original date of issuance of the Note (and any successors hereto) and dated as of such cancellation, in lieu of the Note.

      14. Usury. The Note is hereby expressly limited so that in no event whatsoever, whether by reason of acceleration of maturity of the loan evidenced hereby or thereby, or otherwise, shall the amount paid or agreed to be paid to the Holder hereunder for the loan, use, forbearance or detention of money exceed that permissible under applicable law. If at any time the performance of any provision hereof or of the Note or any other such agreement involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and the Holder that all payments under the Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest set forth herein or
(ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal. The provisions of this Section 14 shall never be superseded or waived and shall control every other provision of the Note and all other agreements between the Company and the Holder.

      15. Issue Date. The provisions of the Note shall be construed and shall be given effect in all respects as if the Note had been issued and delivered by the Company on the earlier of the date hereof or the date of issuance of any Note for which the Note is issued in replacement. The Note shall be binding upon any successors or assigns of the Company.

      16. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret the Note. Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

      17. Delays. No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right.

      18. Severability. If one or more provisions of the Note are held to be unenforceable under applicable law, such provision shall be excluded from the Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      19. No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of the Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of the Note against impairment.

                  [Remainder of page intentionally left blank.]

      IN WITNESS WHEREOF, the Company has caused this Note to be issued this ___ day of March, 2004

                                             5G WIRELESS COMMUNICATIONS, INC.



                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------

                                             4136 Del Rey Ave
                                             Marina Del Rey, CA 90292

                                             Tel.: (310) 754-4004

                                             Fax: (310) 754-3784